Exhibit 99.1

Carolina Bank Holdings, Inc. Announces Record Second Quarter Earnings Per Share of $0.24, Up 71.4 Percent

Wednesday July 19, 8:46 am ET

GREENSBORO, N.C., July 19, 2006 (PRIMEZONE) — Carolina Bank Holdings, Inc. (NASDAQ:CLBH - News) today reported a record second quarter; net income was $678,000, an increase of 68.7 percent over the $402,000 reported for the second quarter of 2005. Diluted earnings per share were $0.24 compared with $0.14 for the prior-year period, an increase of 71.4 percent. Per share results were restated to reflect the impact of the six-for-five stock split in the fourth quarter of 2005. Continued growth in earning assets and improved asset quality contributed to the strong quarter.

For the first six months of 2006, net income was $1,281,000 compared with $934,000 for the comparable 2005 period, an increase of 37.2 percent. Diluted earnings per share increased 39.4 percent over the 2005 period, from $0.33 to $0.46.

Robert T. Braswell, President and CEO of Carolina Bank Holdings, commented, “Performance this quarter and for the first half of 2006 is a reflection of our company’s exceptional growth strategies and our commitment to performance excellence. We continue to benefit from robust growth in both high quality loans and low-cost deposits, and we have worked diligently to return non-performing assets to a level more in keeping with our historical experience.”

Total revenue, consisting of net interest income and non-interest income, increased $705,000, or 25.9 percent, to $3.4 million for the second quarter of 2006 compared with $2.7 million for the second quarter of 2005. Net interest income grew $669,000, or 27.8 percent, to $3.1 million compared with $2.4 million for the year-ago quarter, reflecting an 18.7 percent increase in average earning assets and a 24 basis point improvement in the net interest margin to 3.39 percent. Mr. Braswell noted that the growth in earning assets and improvement in net interest margin over several quarters is a credit to the quality of our lenders and branch personnel who have successfully applied our customer-focused business model to build relationships.”

Non-interest income for the second quarter increased $36,000, or 11.4 percent, to $352,000, primarily as the result of a $29,000, or 37.2 percent, increase in mortgage banking income.

Non-interest expense totaled $2.0 million for the second quarter of 2006, an increase of 22.8 percent over the $1.7 million reported for the second quarter of 2005. The increase reflects corporate growth over the past twelve months, including the third quarter 2005 opening of a loan production office in Burlington and ongoing construction of the High Point office, which is scheduled for completion in the fourth quarter of this year. The efficiency ratio for the second quarter of 2006 was 59.28 percent compared with 60.52 percent for the previous quarter, and 60.79 percent for the prior-year period.

Assets at June 31, 2006 totaled $390.0 million compared with $324.5 million twelve months ago, an increase of 20.2 percent. Loans held for investment grew $48.2 million, or 20.8 percent, during the past twelve months, reaching $280.4 million at period-end. Commercial real estate loans accounted for the majority of this growth; they increased $167.0 million, or 21.7 percent, over the past twelve months and now account for 59.4 percent of the loan portfolio.

Deposits increased $62.9 million, or 23.3 percent over the past year, reaching $333.2 million at June 30, 2006. Transaction and savings accounts (DDA, NOW, MMDA and Savings) grew $48.9 million, or 37.9 percent, over the past twelve months and now account for $178.0 million or 53.4 percent of total deposits. This compares with $129.0 million or 47.8 percent of deposits twelve months ago.

Asset quality has markedly improved. Mr. Braswell added, “Our efforts to reduce the level of problem loans is meeting with success. Since March 31, 2006, we reduced nonperforming assets by nearly $2 million, and by an additional $755,000 since the close of second quarter. We anticipate further reductions near-term.” Nonperforming assets were $3.6 million or 0.92 percent of assets at June 30, 2006 compared with $5.6 million or 1.46 percent of assets at March 31, 2006, and $5.1 million or 1.57 percent of assets at June 30, 2005. Net charge-offs for the second quarter of 2006 were 0.74 percent compared with zero for the previous quarter, and 0.56 percent of average loans for the prior-year second quarter. The allowance for loan losses was 1.20 percent of total loans and leases at June 30, 2006, reflecting the improvement in asset quality

Shareholders’ equity totaled $23.8 million at June 30, 2006, up $1.8 million from twelve months ago. Shares outstanding at March 31, 2006 were 2,721,384. Mr. Braswell concluded, “We are optimistic about opportunities for continued growth and improved performance in our markets. The Piedmont Triad is experiencing a rebound, and Carolina Bank continues to benefit.”

About the Company

Carolina Bank Holdings, Inc., the holding company for Carolina Bank, operates five full- service branches in North Carolina: three in Greensboro, one in Asheboro, and a newly established office in Burlington. Further information is available on the Company’s web site: http://www.carolinabank.com.

The Carolina Bank Holdings, Inc. logo is available at

http://www.primezone.com/newsroom/prs/?pkgid=2257

Forward-Looking Statements

This press release contains forward-looking statements regarding future events. These statements are only predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include risks of managing our growth, substantial changes in financial markets, regulatory changes, changes in interest rates, loss of deposits and loan demand to other financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to be materially different from those in the forward-looking statements is contained in the Company’s filings with the Securities and Exchange Commission.

Carolina Bank Holdings, Inc.

Consolidated Financial Highlights

Second Quarter 2006

(unaudited)

	Quarterly
	2nd Qtr 2006	1st Qtr 2006	4th Qtr 2005	3rd Qtr 2005	2nd Qtr 2005
	($ in thousands except for share data)
EARNINGS
Net interest income	$3,074	2,864	2,836	2,576	2,405
Provision for loan loss	$285	370	331	245	450
NonInterest income	$352	426	327	279	316
NonInterest expense	$2,031	1,991	1,963	1,695	1,654
Net income	$678	603	555	548	402
Basic earnings per share	$0.25	0.22	0.20	0.20	0.15
Diluted earnings per share	$0.24	0.22	0.20	0.20	0.14
Average shares outstanding	2,720,584	2,720,496	2,720,491	2,720,336	2,719,750
Average diluted shares outstanding	2,809,911	2,804,564	2,794,686	2,796,181	2,797,046

PERFORMANCE RATIOS
Return on average assets(a)	0.71%	0.66%	0.64%	0.68%	0.51%
Return on average common equity(a)	11.53%	10.46%	9.85%	9.85%	7.42%
Net interest margin (fully- tax equivalent)(a)	3.40%	3.26%	3.41%	3.32%	3.15%
Efficiency ratio	59.28%	60.52%	62.06%	59.37%	60.79%
No. full-time equivalent employees - period end	62	59	59	57	53

CAPITAL
Equity to ending assets	6.10%	6.14%	6.24%	6.78%	6.76%
Tier 1 leverage capital ratio	n/a	8.65%	8.98%	9.39%	9.32%
Tier 1 risk- based capital ratio	n/a	10.17%	10.36%	11.17%	10.97%
Total risk- based capital ratio	n/a	11.32%	12.17%	13.14%	13.11%
Book value per share	$8.74	8.57	8.38	8.25	8.06

ASSET QUALITY
Net charge- offs	$513	(2)	65	497	330
Net charge- offs to average loans(a)	0.74%	0.00%	0.10%	0.83%	0.56%
Allowance for loan losses	$3,354	3,582	3,210	2,944	3,196
Allowance for loan losses to total loans	1.20%	1.30%	1.22%	1.23%	1.38%
Nonperforming loans	$3,140	5,430	2,834	3,252	4,410
Restructured loans	$0	0	2,474	2,574	48
Other real estate owned	$453	111	111	37	652
Nonperforming loans to total loans	1.12%	1.97%	2.02%	2.43%	1.92%
Nonperforming assets to total assets	0.92%	1.46%	1.48%	1.77%	1.57%

END OF PERIOD BALANCES
Total assets	$389,978	379,692	365,170	331,359	324,524
Total earning assets	$367,246	357,423	344,522	309,913	300,386
Total loans	$280,366	275,866	262,609	239,294	232,180
Total deposits	$333,148	323,399	306,334	276,893	270,229
Stockholders’ equity	$23,795	23,313	22,787	22,453	21,949

AVERAGE BALANCES
Total assets	$383,008	366,335	346,434	323,461	317,878
Total earning assets	$361,521	351,541	332,575	310,297	305,297
Total loans	$277,142	274,728	256,904	239,340	235,144
Total interest- bearing deposits	$296,385	281,328	262,342	243,509	240,503
Stockholders’ equity	$23,526	23,070	22,532	22,265	21,676

	Year-To-Date
	2006	2005
EARNINGS
Net interest income	5,938	4,916
Provision for loan loss	655	730
NonInterest income	778	624
NonInterest expense	4,022	3,288
Net income	1,281	934
Basic earnings per share	0.47	0.34
Diluted earnings per share	0.46	0.33
Average shares outstanding	2,720,540	2,713,319
Average diluted shares outstanding	2,809,867	2,796,341

PERFORMANCE RATIOS
Return on average assets(a)	0.68%	0.59%
Return on average common equity(a)	9.29%	8.71%
Net interest margin (fully-tax equivalent)(a)	3.28%	3.24%
Efficiency ratio	59.89%	59.35%
No. full-time equivalent employees - period end	59	53

CAPITAL
Equity to ending assets	6.10%	6.76%
Tier 1 leverage capital ratio	n/a	9.32%
Tier 1 risk-based capital ratio	n/a	10.97%
Total risk-based capital ratio	n/a	13.11%
Book value per share	8.74	8.06

ASSET QUALITY
Net charge-offs	511	342
Net charge-offs to average loans (a)	0.37%	0.30%
Allowance for loan losses	3,354	3,196
Allowance for loan losses to total loans	1.20%	1.38%
Nonperforming loans	3,140	4,410
Restructured loans	0	48
Other real estate owned	453	652
Nonperforming loans to total loans	1.12%	1.92%
Nonperforming assets to total assets	0.92%	1.57%

END OF PERIOD BALANCES
Total assets	389,978	324,524
Total earning assets	367,246	300,386
Total loans	280,366	232,180
Total deposits	333,148	270,229
Stockholders’ equity	23,795	21,949

AVERAGE BALANCES
Total assets	374,672	316,785
Total earning assets	356,531	303,053
Total loans	275,935	231,615
Total interest-bearing deposits	288,857	226,262
Stockholders’ equity	23,298	21,438

(a)	annualized for all periods presented All per share information has been presented or restated to reflect the effect of the six-for-five stock splits in 2005.

n/a = not available

Carolina Bank Holdings, Inc. and Subsidiary

Consolidated Statements of Operations

For the three and six months ended June 30, 2006 and 2005

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2006	2005	2006	2005
	(in thousands, except per share data)
Interest income:
Loans	$5,615	$3,770	$10,827	$7,357
Securities - taxable	781	501	1,456	962
Interest from federal funds sold	163	85	251	212
Other interest income	3	9	19	10

Total interest income	6,562	4,365	12,553	8,541
Interest expense:
Deposits	1,482	1,654	5,755	3,156
FHLB advances and other	1,570	168	507	317
Junior subordinated debentures	436	138	353	252

Total interest expense	3,488	1,960	6,615	3,725

Net interest income	3,074	2,405	5,938	4,816
Provision for loan losses	285	450	655	730

Net interest income after provision for loan losses	2,789	1,955	5,283	4,086

Noninterest income:
Service charges	152	157	311	303
Mortgage banking income	107	78	170	136
Other	93	81	297	185

Total noninterest income	352	316	778	624

Noninterest expense:
Salaries and benefits	1,070	798	2,142	1,667
Occupancy and equipment	259	219	524	437
Professional fees	190	202	392	388
Outside data processing	144	129	295	259
Advertising and promotion	133	95	205	157
Stationery, printing and supplies	95	81	181	148
Other	140	130	283	232

Total noninterest expense	2,031	1,654	4,022	3,288

Income before income taxes	1,110	617	2,039	1,422
Income taxes expense	432	215	758	488

Net income	$678	$402	$1,281	$934

Basic earnings per common share	$0.25	$0.15	$0.47	$0.34
Diluted earnings per common share	$0.24	$0.14	$0.46	$0.33
Average common shares outstanding	2,720,584	2,719,750	2,720,540	2,713,318
Average common shares and dilutive potential common shares outstanding	2,809,823	2,797,046	2,809,867	2,763,341

Total Shares outstanding at end of period	2,721,384	2,719,750	2,721,384	2,719,750

All per share information has been presented or restated to reflect the effect of the six-for-five stock splits in 2005.

Carolina Bank Holdings, Inc. and Subsidiary

Consolidated Balance Sheets

At June 30, 2006 and 2005, and December 31, 2006

	(unaudited) June 30,		December 31, 2005
	2006	2005
	(in thousands)
ASSETS
Cash and due from banks	$4,398	$6,289	$4,470
Short-term investments and interest-earning deposits	1,298	75	12,770
Federal funds sold	12,506	15,789	3,519

Total cash and cash equivalents	18,202	22,153	20,759

Securities available for sale, at fair value	72,360	52,480	64,461
Securities held-to-maturity, at amortized cost	3,856	4,272	3,997

Loans	280,366	232,180	262,609
Allowance for loan losses	(3,354)	(3,196)	(3,210)

Net loans	277,012	228,984	259,399
Premises and equipment, net	8,399	7,746	7,728
Other assets	10,149	8,889	8,826

Total assets	$389,978	$324,524	$365,170

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Deposits:
Noninterest-bearing	$29,533	$25,297	$27,168
Interest-bearing	303,615	244,932	279,166

Total deposits	333,148	270,229	306,334

Short-term borrowings	2,703	1,779	2844
Federal Home Loan Bank advances	18,265	18,335	21,300
Junior subordinated debentures	10,310	10,310	10,310
Other liabilities	1,757	1,922	1595

Total liabilities	366,183	302,575	342,383
STOCKHOLDERS’ EQUITY
Common stock and paid-in-capital, no par value, 20,000,000 shares authorized; issued and outstanding - 2,721,384 and 2,266,458 shares at June 30, 2006 and 2005; 2,720,496 at December 31, 2005	2,721	2,266	2,720
Additional paid-in capital	15,588	16,022	15,580
Retained earnings	6,321	3,938	5,040
Stock in directors rabbi trust	(390)	(278)	(333)
Directors deferred fees obligation	390	278	333
Accumulated other comprehensive loss	(835)	(277)	(553)

Total stockholders’ equity	23,795	21,949	22,787

Total liabilities and stockholders’ equity	$389,978	$324,524	$365,170

Carolina Bank Holdings, Inc. and Subsidiary

Analysis of Loans

At June 30, 2006 and 2005, and December 31, 2005 and 2004

	June 30, 2006		June 30, 2005
	Amount	Percent	Amount	Percent
Loans Secured by Real Estate:
Construction and Land Development	$58,502	20.87%	$37,878	16.31%
1-4 Family Residential Properties	59,763	21.32%	46,031	19.83%
Multifamily Residential Properties	8,230	2.94%	8,847	3.81%
Nonfarm Nonresidential Properties	100,306	35.78%	90,497	38.97%

Total Loans Secured by Real Estate	226,801	80.91%	183,253	78.92%

Commercial and Industrial Loans	48,152	17.17%	42,921	18.49%
Consumer	3,438	1.23%	4,888	2.11%
All Other Loans	1,975	0.70%	1,118	0.05%

Total Loans	$280,366	100.00%	$232,180	100.00%

	At December 31,
	2005		2004
	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Loans Secured by Real Estate:
Construction and Land Development	$52,666	20.05%	$36,386	16.28%
1-4 Family Residential Properties	49,794	18.96%	44,325	19.83%
Multifamily Residential Properties	9,967	3.80%	14,164	6.34%
Nonfarm Nonresidential Properties	96,710	36.83%	78,909	35.31%

Total Loans Secured by Real Estate	209,137	79.64%	173,784	77.76%

Commercial and Industrial Loans	47,144	17.95%	43,132	19.30%
Consumer	3,989	1.52%	4,955	2.22%
All Other Loans	2,339	0.89%	1,599	0.71%

Total Loans	$262,609	100.00%	$223,470	100.00%

Contact:

Carolina Bank Holdings, Inc.
Robert T. Braswell, President and CEO
336-286-8761
b.braswell@carolinabank.com